As filed with the Securities and Exchange Commission on July 15, 1997
                                                    Registration No. 333-24203
------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                       Post-Effective Amendment No. 1 to
                                  FORM S-4
                           REGISTRATION STATEMENT
                                  under
                        THE SECURITIES ACT OF 1933

                       Cascade Financial Corporation
            (Exact name of registrant as specified in its charter)

           Delaware                       6035                 91-0167790
-------------------------------     -----------------      -------------------
(State or other jurisdiction of     (Primary Standard      (I.R.S. Employer
incorporation or organization)      Industrial             Identification No.)
                                    Classification Code
                                    Number)

                            2828 Colby Avenue
                        Everett, Washington 98201
                             (206) 339-5500
        --------------------------------------------------------------
        (Address, including ZIP code, and telephone number, including area code, of Registrant's principal executive office)

                          John F. Breyer, Jr., Esq.
                            Aaron M. Kaslow, Esq.
                             Breyer & Aguggia
                    1300 I Street, N.W., Suite 470 East
                          Washington, D.C.   20005
                               (202) 737-7900
        --------------------------------------------------------------
        (Name and address, including ZIP code, and telephone number, including area code, of agent for service)

                           with copies to:
                        Glen P. Garrison, Esq.
                          Keller Rohrback
                     1201 Third Ave., Suite 3200
                      Seattle, Washington 98101
                     ----------------------------
        Approximate date of commencement of proposed sale to the public:
    As soon as practicable after the effective date of this Registration
                                 Statement.
     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance
with General Instruction G, check the following box. [   ]

                   CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------
Title of                           Proposed        Proposed
Each Class                         Maximum         Maximum          Amount
of Securities     Amount           Offering        Aggregate          of
to be             to be            Price Per       Offering      Registration
Registered        Registered (1)   Unit(2)         Price(2)         Fee(2)
------------------------------------------------------------------------------
Common Stock, $.01
 par value         960,000         $13.15        $5,103,430       $1,547(3)
------------------------------------------------------------------------------

(1) Represents the estimated maximum number of shares of common stock, par value $.01 per share, issuable by Cascade Financial Corporation. ("Cascade") upon consummation of the acquisition of AmFirst Bancorporation ("AmFirst") by Cascade.
(2) Pursuant to Rules 457(f)(2) and 457(c), the registration fee for the Cascade common stock is based on the book value of AmFirst common stock, $1.00 par value per share, on December 31, 1996 ($5,103,430), and computed based on the estimated maximum number of such shares (388,213), including shares issuable upon the exercise of outstanding employee and director stock options, that may be exchanged for the securities being registered.

(3)  Previously paid.

     This post-effective amendment to the Registration Statement on Form S-4 of Cascade Financial Corporation ("Cascade") is being filed in connection with Rule 416 to reflect an increase in the amount of securities being offered as a result of the 5 for 4 stock split (in the form of a 25% stock dividend) declared by Cascade subsequent to the effective date of the Registration Statement. Such shares are being issued pursuant to the Agreement and Plan of Mergers ("Merger Agreement") dated as of February 6, 1997 by and among Cascade and Cascade Bank and AmFirst Bancorporation and American First National Bank, which is attached as Appendix A to the Prospectus/Joint Proxy Statement included in the Registration Statement. The Merger Agreement contains an anti-dilution provision which provides for the proportional adjustment of the number of shares to be issued in the merger in the event of a stock split or stock dividend by Cascade prior to consummation of the merger.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this post-effective amendment to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Everett, State of Washington on July 15, 1997.

                                   CASCADE FINANCIAL CORPORATION

                                   By: /s/ Frank M. McCord
                                       -------------------------------------
                                       Frank M. McCord
                                       Chairman and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this amended Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ Russell E. Rosendal      Executive Vice President and      July 15, 1997
-----------------------      Chief Financial Officer
Russell E. Rosendal          (Principal Financial and
                             Accounting Officer)


/s/ C. F. Safstrom           President and Director            July 15, 1997
-----------------------
C. F. Safstrom

/s/ Robert Disotell*         Executive Vice President          July 15, 1997
-----------------------      and Director
Robert Disotell

/s/ David W. Duce*           Director                          July 15, 1997
-----------------------
David W. Duce

/s/ Gary Meisner*            Director                          July 15, 1997
-----------------------
Gary Meisner

/s/ Dwayne Lane*             Director                          July 15, 1997
-----------------------
Dwayne Lane

/s/ D. R. Murphy*            Director                          July 15, 1997
-----------------------
D. R. Murphy

/s/ Ronald E. Thompson*      Director                          July 15, 1997
-----------------------
Ronald E. Thompson

/s/ G. Brandt Westover*      Director                          July 15, 1997
-----------------------
G. Brandt Westover

/s/ Paull Shinn*             Director                          July 15, 1997
-----------------------
Paull Shin

/s/ Joan M. Earl*            Director                          July 15, 1997
-----------------------
Joan M. Earl

-----------------
*By power of attorney dated March 28, 1997.